UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

BROADSTONE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39506	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Portman Mews South Marylebone, London W1H 6AY United Kingdom	W1H 6AY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 207 725 0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	BSN.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001	BSN	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BSN WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 22, 2021, the management and the Audit Committee (the “Audit Committee”) of Broadstone Acquisition Corp. (the “Company”), after consultation with WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm, concluded that the Company’s Class A ordinary shares should be classified as temporary equity.

Accordingly, the management and Audit Committee of the Company concluded that the Company’s financial statements for the period from May 13, 2020 (inception) through December 31, 2020, for the quarterly period ended September 30, 2020, for the year ended December 31, 2020 and for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, respectively (the “Non-Reliance Period”), should no longer be relied upon. Similarly, press releases, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Period should no longer be relied upon. In addition, the audit reports of Withum included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 31, 2021, and as amended on June 10, 2021 (together, the “10-K”), with the Securities and Exchange Commission (“SEC”) should no longer be relied upon due to changes required to classification of temporary equity and permanent equity described above.

In light of this error, it was determined that it is appropriate to amend and restate the Company’s (i) audited financial statements for the period from May 13, 2020 (inception) through December 31, 2020 and audited balance sheet as of December 31, 2020 included in the Company’s 10-K, (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 10, 2021, (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021, and (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (“Q3 Report”), filed with the SEC on November 15, 2021. The Company plans to reflect this reclassification of equity and restate its financial statements for the Non-Reliance Periods in an Amendment No. 2 to its 10-K and in an amendment to its Q3 Report.

The reclassification of amounts from permanent equity to temporary equity results in non-cash financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. The Company does not expect any of these changes to have an impact on its cash position or cash held in its trust account.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Withum. Withum was provided with a copy of the disclosures made herein and was given the opportunity, no later than the day of the filing of this Current Report on Form 8-K, to review these disclosures.

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE ACQUISITION CORP.

	By:	/s/ Edward Hawkes
		Name:	Edward Hawkes
		Title:	Chief Financial Officer

Dated: November 22, 2021